UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2020

Greenwich LifeSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39555	20-5473709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3992 Bluebonnet Dr, Building 14
Stafford, TX 77477
(Address of principal executive offices, including ZIP code)

(832) 819-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	GLSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2020, Greenwich LifeSciences, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Snehal Patel, the Company’s Chief Executive Officer in connection with the Company’s initial public offering (the “IPO”). The term of the Employment Agreement will continue until December 31, 2021 and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Pursuant to the terms of the Employment Agreement, Mr. Patel shall, among other things, (i) receive a base salary of $450,000, subject to increase, (ii) shall be eligible to receive equity grants, (iii) shall be eligible to receive an annual bonus of up to 50% of his then base salary and (iv) shall be eligible to receive a strategic transaction bonus. In addition, Mr. Patel shall also be eligible to participate in all employee welfare and benefit plans and shall receive such other fringe benefits as the Company offers to its senior executives and directors.

In the event Mr. Patel’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), as a result of Mr. Patel’s death or Disability (as defined in the Employment Agreement), voluntarily by Mr. Patel without Good Reason (as defined in the Employment Agreement), or upon expiration of the term, the Company shall pay Mr. Patel (i) a lump sum amount equal to (A) any unpaid base salary and equity grants then due plus (B) any bonus earned but not paid and (ii) any unpaid expenses (collectively, the “Patel Compensation”). In addition, if Mr. Patel’s employment is terminated for death, Disability or as a result of the expiration of the term of the Employment Agreement as a result of the non-renewal of such term by the Company, the Company shall pay Mr. Patel any pro-rated bonus for the target year in which the termination occurs. In the event Mr. Patel’s employment is terminated by the Company without Cause or by Mr. Patel for Good Reason, the Company shall pay Mr. Patel (i) the Patel Compensation, (ii) any pro-rated bonus for the target year in which the termination occurs and (iii) provided that Mr. Patel executes the Release (as defined in the Employment Agreement), (A) the Severance Payment (as defined in the Employment Agreement) and (B) COBRA premiums for twelve months from the date of termination. In the event of Mr. Patel’s termination (i) by the Company without Cause or by Mr. Patel for Good Reason within six months prior to the consummation of a Change of Control (as defined in the Employment Agreement) transaction, if, prior to or as of such termination, a Change of Control transaction was Pending (as defined in the Employment Agreement), at any time during such six month period, (ii) by Mr. Patel for Good Reason at any time within twelve months after the consummation of a Change of Control, or (iii) by the Company without Cause at any time within twelve months after the consummation of a Change of Control, Mr. Patel shall receive (A) the Patel Compensation, (B) any pro-rated bonus for the target year in which the termination occurs and (C) provided that Mr. Patel executes the Release, (a) a lump sum amount equal to twelve months of Mr. Patel’s then base salary and equity grants at the rate in effect as of the date of termination and (b) COBRA premiums for six months from the date of termination. Furthermore, all of the shares that are then unvested shall immediately vest and, all options, warrants and other convertible securities of the Company beneficially held by Mr. Patel shall become fully exercisable for (i) a period of six months following the date of termination only if at the time of such termination there is a Change of Control transaction Pending but in no event beyond expiration of the original term of the award or (ii) if clause (i) does not apply, then such period of time set forth in the agreement evidencing the security. The Employment Agreement also contains covenants restricting Mr. Patel from: (i) engaging in any activity competitive with the Company’s business during the term of the Employment Agreement and for a period of one year thereafter; and (ii) soliciting Company customers, suppliers or employees during the term of the Employment Agreement and for a period of one year thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2020, the Company filed a second amended and restated certificate of incorporation (the “Second Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Second Amended and Restated Certificate of Incorporation in connection with the IPO.

The foregoing description of the Second Amended and Restated Certificate of Incorporation does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On September 29, 2020, in connection with the closing of the IPO, the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), which were previously approved by the Company’s Board of Directors, became effective. The Second Amended and Restated Bylaws restate the Company’s bylaws in their entirety to, among other things, specify that unless the Company consents in writing to the selection of an alternative forum, the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Second Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Furthermore, the Second Amended and Restated Bylaws (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the provisions of the Second Amended and Restated Certificate of Incorporation.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On Septemeber 29, 2020, the Company completed the IPO and sold 1,260,870 shares of its common stock at a price to the public of $5.75 per share. A copy of the press release announcing the pricing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and copy of the press release announcing the closing of the IPO is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation

3.2	Second Amended and Restated Bylaws

10.1	Employment Agreement by and between Greenwich LifeSciences, Inc. and Snehal Patel dated September 29, 2020

99.1	Press release dated September 25, 2020

99.2	Press release dated September 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwich LifeSciences, Inc.

Date: October 1, 2020	By:	/s/ Snehal Patel
Snehal Patel Chief Executive Officer